UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

LANDS’ END, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On January 26, 2026, Lands’ End, Inc., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “MIPA”), by and among the Company, Lands’ End Direct Merchants, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“LEDM” and, together with the Company, the “Sellers”), WH Borrower, LLC, a Delaware limited liability company (“WHP Borrower”), WH Topco, L.P., a Delaware limited partnership (“WHP Topco”) (d/b/a WHP Global), and LEWHP LLC, a Delaware limited liability Company and wholly owned indirect subsidiary of WHP Topco (“WHP”).

Upon the terms and subject to the conditions set forth in the MIPA, (i) Sellers will contribute all of their respective intellectual property and related assets associated with the “Lands’ End” brand, including all of the license agreements entered into in connection with Lands’ End’s licensing business (the “Contributed Assets”) to a newly formed Delaware limited liability company and wholly owned subsidiary of Sellers (“IPCo”), and IPCo will assume certain liabilities related to the Contributed Assets (such transactions, the “IP Contribution”), and (ii) immediately thereafter, Sellers will sell 50% of the Units (as defined below), representing a 50% controlling ownership stake in IPCo, to WHP for an aggregate purchase price of $300 million in cash (the “Membership Interests Purchase”). The Company intends to use the proceeds from the Membership Interests Purchase to, among other things, repay the Company’s outstanding term loan. In addition, pursuant to the MIPA, and subject to the terms and conditions set forth therein, WHP will commence a tender offer (the “Tender Offer”) to purchase up to 2,222,222 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share, at a price of $45.00 per share in cash, without interest and subject to any applicable withholding taxes, representing an aggregate value of up to approximately $100 million, which tender offer is intended to close substantially concurrently with the Membership Interests Purchase. The tender offer will be subject to pro-ration should it be oversubscribed. As a result of the tender offer, WHP is expected to own up to approximately 7% of the Company’s outstanding shares of common stock.

The closing of the Membership Interests Purchase (the “Closing”) is subject to certain customary closing conditions, including, among others, (i) the absence of any injunction or similar order prohibiting the Closing, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other foreign regulatory approvals, (iii) the accuracy of each party’s representations and warranties as of the date of the Closing (subject, with specified exceptions, to customary materiality or “Material Adverse Effect” standards), (iv) each party’s performance of its covenants under the MIPA in all material respects, (v) the absence of any “Material Adverse Effect” or “WHP Material Adverse Effect,” as such terms are defined in the MIPA, (vi) the consummation of the IP Contribution and (vii) the closing of the Tender Offer.

The MIPA contains customary representations, warranties and covenants, including covenants related to the conduct of Sellers’ business with respect to the Contributed Assets prior to the Closing and related to the parties’ required efforts to obtain any required regulatory approvals. Except for certain fundamental representations and warranties, the representations, warranties and pre-closing covenants of each of the parties to the MIPA will not survive the Closing. In addition, each party has agreed to indemnify the other party with respect to certain losses arising out of inaccuracies or breaches of certain of the other party’s fundamental representations and warranties, and Sellers have agreed to indemnify IPCo and WHP for certain losses arising out of assets of Sellers (other than the Contributed Assets) and certain pre-closing taxes, in each case subject to customary limitations and offsets.

The MIPA contains certain termination rights for both the Company and WHP, including, but not limited to, the right to terminate the MIPA if the Closing has not occurred prior to October 26, 2026 (the “Outside Date”). The MIPA also provides the Company the right to terminate the MIPA if WHP fails to consummate the Tender Offer (if all conditions to the offer have been met) and if WHP and/or more or more of its affiliates has executed a definitive agreement providing for a change of control, significant asset sale or IPO event of WHP Topco. Neither party will have any liability to the other in respect of a termination of the MIPA except in the case of fraud or willful breach.

WHP Borrower has obtained committed debt financing from Morgan Stanley Senior Funding, Inc. (the “Lender”) which, together with cash on hand and other readily available sources of funding, will be used to finance the transactions contemplated by the MIPA and pay related fees and expenses. The obligations of the Lender to provide debt financing under the debt commitment letter are subject to customary closing conditions. The Closing is not conditioned on the receipt or availability of such debt financing or any other funds or financing by WHP Borrower or any of its affiliates.

The representations, warranties and covenants set forth in the MIPA have been made only for the purposes of the MIPA and solely for the benefit of the respective parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the MIPA instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the MIPA may change after the date of the MIPA. Accordingly, the MIPA is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, its subsidiaries or its or their respective businesses or any other parties to the MIPA as of the date of the MIPA or as of any other date.

In connection with the Closing, the Company will enter into voting agreements (the “Voting Agreements”) with WHP Topco and certain stockholders of the Company (consisting of the current Company’s controlling stockholder, Edward S. Lampert, and related funds) (together with WHP Topco, each a “Specified Stockholder”), which will provide, among other things, that the Specified Stockholders will vote all of their shares of Common Stock held at the relevant time in favor of the WHP Topco monetization events described in the following section, on the terms and subject to the conditions set forth in the Voting Agreements.

Limited Liability Company Agreement

Immediately upon the consummation of the Membership Interests Purchase, Sellers, IPCo, WHP and WHP Topco will enter into the amended and restated limited liability company agreement of IPCo among IPCo, Sellers, WHP and, solely for purposes of certain sections enumerated therein, WHP Topco (the “LLCA”), pursuant to which IPCo will have a single class of membership interests consisting of Class A units (the “Units”), with Sellers owning 50% of the Units and WHP owning 50% of the Units.

IPCo will be governed by a board of managers (the “IPCo Board”) consisting of four managers, with two managers appointed by each of WHP and Sellers. As of the consummation of the Membership Interests Purchase, managers appointed by WHP will collectively have an extra vote permitting WHP to control decisions of the IPCo Board, which is subject to change in the future based on the relative ownership percentages of WHP and Sellers in IPCo.

Sellers’ Units may be exchanged for WHP Topco Units (as defined in the LLCA) in connection with the following WHP Topco monetization events as described below and subject to the terms and conditions set forth in the LLCA:

•	In an initial public offering, direct listing or de-SPAC of WHP Topco, where WHP’s enterprise value-to-EBITDA multiple (the “Exchange Reference Multiple”), when calculated based on the WHP listing price, is equal to or greater than 13, then the Company can elect to exchange Sellers’ Units for WHP Topco Units or WHP can force Sellers’ Units to be exchanged for WHP Topco Units. If the Exchange Reference Multiple is less than 13, then the Company can elect to exchange Sellers’ Units for WHP Topco Units;

•	In a change of control of WHP Topco, where WHP’s Exchange Reference Multiple (counting only cash, public securities or other specified consideration) implied by the transaction is equal to or greater than the Minimum Multiple (as defined below), then the Company is required to exchange Sellers’ Units for WHP Topco units; and

•	In a significant asset sale by WHP Topco of 50% or more of its EBITDA, where the Exchange Reference Multiple implied by such asset sale (counting only cash, public securities and other specified consideration) is greater than or equal to the Minimum Multiple, the Company is required to exchange Sellers’ Units for WHP Topco Units.

In the event the Sellers’ Units are exchanged for WHP Topco Units in the aforementioned scenarios, the Sellers’ stake in IPCo would be valued at the EBITDA multiple implied by WHP Topco’s monetization event.

The minimum multiple shall initially be set at 13x, and the Sellers may reset such multiple one time per calendar year with WHP’s consent, not to be unreasonably withheld, conditioned or delayed (the “Minimum Multiple”). The Company’s right to exchange in a WHP Topco monetization event terminates on the occurrence of any of the aforementioned monetization events, whether or not the Sellers’ Units were exchanged.

Pursuant to the LLCA, WHP and Sellers generally may not transfer their Units prior to the third anniversary of Closing (other than to permitted transferees or a third party purchaser of WHP). After the third anniversary of the Closing, each party may transfer its respective Units but subject to tag along rights and a right of first offer in favor of the other parties. In addition, following the third anniversary of Closing, if either the Company or WHP receives a third party acquisition offer for 100% of IPCo reflecting an IPCo’s enterprise value / LTM EBITDA multiple at or above 10, the party receiving the offer has a right to “drag” the other party into such sale, subject to an ownership threshold and the achievement of certain economic thresholds. The dragged party has the option to be dragged in such sale or, instead, buy out the other party’s stake at the purchase price proposed by the third party.

Pursuant to the LLCA, any excess cash above $5.0 million at IPCo (or $7.5 million, if, as of the end of any fiscal quarter, the revenue of IPCo and its subsidiaries with respect to the last 12 months ending on the most recent date for which financial statements are available is greater than $150.0 million) will be distributed to WHP and Sellers on a quarterly basis and based on ownership split.

License Agreement

At the Closing, in connection with the MIPA, the Company, LEDM and IPCo will enter into a License Agreement (the “License Agreement”), pursuant to which IPCo will grant LEDM a license under the intellectual property rights contributed to IPCo in connection with the MIPA, as well as certain other intellectual property rights developed in the future (collectively, the “Licensed IPR”), to design, manufacture, sell and promote certain categories of products (including the types of products that the Company designs, manufactures and sells as of the date hereof) (collectively, “Licensed Products”) in certain jurisdictions, including the United States, Canada, the United Kingdom, Germany, Austria and France (the “Territory”), with limitations to certain channels of sale. The license is exclusive within the Territory and specified trade channels with respect to certain core products, and non-exclusive with respect to other categories of Licensed Products, as set forth in the License Agreement. LEDM’s license is royalty-bearing and subject to a guaranteed minimum royalty (“GMR”), with different royalty rates due depending on the channel under which Licensed Products are sold. The GMR will be $50,000,000 per year (calculated pro rata based on an amount of $50,000,000 for a twelve (12) month period for the first contract year) through the end of the contract year 11, will increase one percent per year for contract years 12-21, and will be $55,231,106 for each contract year thereafter. In addition, LEDM will be eligible to receive an adjustment to its royalties, which adjustment will be paid by IPCo on a quarterly basis, based on total royalties received by IPCo (including from other licensees) above a specified threshold.

The initial term of the License Agreement is 10 years following the conclusion of the first contract year, and the License Agreement automatically renews for up to 12 successive renewal terms of 7 years each, unless LEDM provides notice of non-renewal at least 24 months prior to the end of the initial or applicable renewal term. The License Agreement is only terminable by IPCo if LEDM breaches its obligation to make its required guaranteed minimum payments, or to make undisputed royalty payments, in each case subject to an opportunity to cure such non-payment within a certain period of time. The Company will be a party to the License Agreement for the sole purpose of guaranteeing LEDM’s performance thereunder.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Units to be sold to WHP in connection with the Membership Interests Purchase will not be registered under the U.S. Securities Act of 1933 (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Membership Interest Purchase Agreement, dated as of January 26, 2026, by and among Lands’ End, Inc., Lands’ End Direct Merchants, Inc., WH Borrower, LLC, WHP Topco, L.P. and LEWHP LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Cautionary Notes on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the proposed transactions by and among the Sellers, WHP Borrower, WHP Topco, WHP and IPCo (the “Transactions”). These forward-looking statements generally are identified by the words “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “will,” “should,” “can have,” “likely,” “targeting” or the negative version of these words or comparable words. All statements, other than historical facts, including, but not limited to, statements regarding the expected timing and structure of the Transactions, the ability of the parties to complete the Transactions, the expected benefits of the Transactions, including future financial and operating results and strategic benefits, and any assumptions underlying any of the foregoing, are forward-looking statements.

These forward-looking statements are based on beliefs and assumptions made by the Company’s management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. These forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if the Company management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.  Important factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K include, among others:

•	uncertainties as to the timing of the tender offer and the other Transactions;
•	uncertainties as to how many of the Company’s stockholders will tender their stock in the offer;

•	the possibility that one or more closing conditions for the Transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the Transactions (or only grant approval subject to adverse conditions or limitations), may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of the Company may not be obtained;
•	the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any;
•	the risk that the Transactions may not be completed on the terms or in the time frame expected by the Company or at all;
•	unexpected costs, charges or expenses resulting from the Transactions;
•	uncertainty of the expected financial performance of IPCo following completion of the Transactions;
•	the effects that a termination of the MIPA may have on the Company, including the possibility that there could be fluctuations in the trading price of the Company’s common stock as a result of the announcement, pendency or consummation of the Transactions;
•	risks related to the Company’s ability to realize the anticipated benefits of the Transactions, including the possibility that the expected benefits from the Transactions will not be realized or will not be realized within the expected time period;
•	the ability of IPCo to implement its business strategy;
•	the effects of the Transactions on relationships with employees, other business partners or governmental entities;
•	negative effects of this announcement, the pendency or the consummation of the Transactions on the market price of the Company’s common stock and/or the Company’s operating results, including current or future business;
•	risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock;
•	significant transaction costs;
•	risks relating to the occurrence of an IPO, change of control or significant asset sale of WHP Topco (an “exchange event”), which is out of the Company and its stockholders’ control, to realize value from the Company’s exchange rights, and the possibility that such exchange event may never occur, or if it does occur, the possibility that it occurs on unfavorable terms, including economic terms;
•	the possibility that one or more of the agreements governing the Transactions may contain provisions that are difficult to enforce and the possibility of legal disputes between Sellers and WHP Topco and its affiliates that could delay realization of the full benefits of the Transactions;
•	the possibility that any exchange event could be structured in a manner and on terms and conditions that are disadvantageous to the Company and its stockholders;
•	the possibility that the contribution of the Company’s intellectual property into IPCo may not achieve the anticipated results, particularly if such intellectual property is not monetized effectively;
•	the risk that WHP Global’s past performance may not be representative of future results;
•	uncertainties relating to IPCo’s ability to maintain the Company’s brand name and image with customers;
•	uncertainties relating to IPCo’s ability to respond to changing consumer preferences, identify and interpret consumer trends, and successfully market new products;
•	uncertainties regarding the Company’s and IPCo’s focus, strategic plans and other management actions;
•	the risk that stockholder litigation in connection with the Transactions or other litigation, settlements or investigations may affect the timing or occurrence of the Transactions or result in significant costs of defense, indemnification and liability;
•	the occurrence of any event that could give rise to termination of the Transactions;
•	risks related to the disruption of management time from ongoing business operations due to the pendency of the Transactions, or other effects of the pendency of the Transactions on the relationship of any of the parties to the transaction with their employees, customers, suppliers, or other counterparties;
•	global economic, political, legislative, regulatory and market conditions (including competitive pressures), evolving legal, regulatory and tax regimes, including the effects of tariffs, inflation and foreign currency exchange rate fluctuations around the world, the challenging consumer retail market in the United States and around the world and the impact of war and other conflicts around the world; and
•	other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent Quarterly Reports on Form 10-Q.

Additional Information and Where to Find It

The tender offer described in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for any tender offer materials that WHP or the Company will file with the SEC. A solicitation and an offer to buy shares of the Company will be made only pursuant to an offer to purchase and related materials that WHP intends to file with the SEC. At the time the tender offer is commenced, WHP will file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S SECURITY HOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Lands’ End at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting WHP, Lands’ End or the information agent for the tender offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Lands’ End may be obtained at no charge on Lands’ End internet website at www.landsend.com or by contacting Lands’ End at Legal Department, 5 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: Secretary. Copies of the documents filed with the SEC by WHP may be obtained at no charge by contacting WHP at 530 Fifth Avenue, 12th Floor, New York, New York 10036.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS’ END, INC.

Date: January 26, 2026	By:	/s/ Peter L. Gray
	Name:	Peter L. Gray
	Title:	President, Lands’ End Licensing, Chief Administrative Officer and General Counsel